Exhibit 32.1
CERTIFICATION OF ERTUGRUL KALOGLU
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with Sisecam Resources LP’s (the “Partnership”) Quarterly Report on Form 10-Q for the period ended September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ertugrul Kaloglu, Chief Executive Officer (Principal Executive Officer) of the Partnership's general partner, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:
1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	October 28, 2022	/s/ Ertugrul Kaloglu
Ertugrul Kaloglu President and Chief Executive Officer of Sisecam Resource Partners LLC, the General Partner of Sisecam Resources LP (Principal Executive Officer)